EX-23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-137518 and 333-137517) of TBS International Limited of our report dated March 7, 2007 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 7, 2007